As filed with the Securities and Exchange Commission on August 5, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GERON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	75-2287752
(State or other jurisdiction incorporation or organization)	(I.R.S. Employer Identification No.)

919 E. Hillsdale Blvd, Suite 250 Foster City, California	94404
(Addresses of Principal Executive Offices)	(Zip Code)

Geron Corporation 2018 Equity Incentive Plan

(Full title of the plans)

Harout Semerjian

President and Chief Executive Officer

Geron Corporation

919 E. Hillsdale Blvd, Suite 250

Foster City, California 94404

(650) 473-7700

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:
Timothy Williams Executive Vice President, Chief Legal Officer and Corporate Secretary Geron Corporation 919 E. Hillsdale Blvd, Suite 250 Foster City, California 94404 (650) 473-7700	Chadwick L. Mills Cooley LLP 3 Embarcadero Center, 20th Floor San Francisco, California 94111 (415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE AND GENERAL INSTRUCTION E INFORMATION

This Registration Statement on Form S-8 is being filed by Geron Corporation (the “Registrant”) for the purpose of registering an additional 4,500,000 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”) issuable under the Registrant’s 2018 Equity Incentive Plan, as amended (the “2018 Incentive Plan”).

The additional shares of Common Stock registered hereunder for issuance under the Registrant’s 2018 Incentive Plan are of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed by the Registrant and is effective. Accordingly, in accordance with General Instruction E of Form S-8, this Registration Statement incorporates by reference the contents of the following Registration Statements on Form S-8 previously filed by the Registrant: (i) File no. 333-225190, filed with the Securities and Exchange Commission (the “Commission”) on May 24, 2018; (ii) File no. 333-239324, filed with the Commission on June 19, 2020; (iii) File no. 333-258864, filed with the Commission on August  16, 2021; (iv) File no. 333-266795, filed with the Commission on August  11, 2022; (v) File no. 333-273669, filed with the Commission on August  3, 2023; and File no. 333-288433, filed with the Commission on June 30, 2025.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

•	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on March 2, 2026;

•	the Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026, filed with the Commission on May 6, 2026 and August 5, 2026;

•	the Registrant’s Current Reports on Form 8-K, filed with the Commission on January 6, 2026, March 26, 2026 and May 27, 2026;

•

the information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K referred to above from the Registrant’s definitive proxy statement relating to the Registrant’s 2026 annual meeting of stockholders, filed with the Commission on April  7, 2026; and

•

the description of the Registrant’s common stock set forth in the Registrant’s registration statement on Form 8-A, filed with the Commission on June 13, 1996, including any amendments or reports filed for purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of filing such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits

		Incorporation by Reference
Exhibit Number	Description	Exhibit Number	Filing	Filing Date	File No.

4.1	Restated Certificate of Incorporation	3.3	8-K	May 18, 2012	000-20859

4.2	Certificate of Amendment of the Restated Certificate of Incorporation	3.1	8-K	May 18, 2012	000-20859

4.3	Certificate of Amendment of the Restated Certificate of Incorporation	3.1	8-K	June 7, 2019	000-20859

4.4	Certificate of Amendment of the Restated Certificate of Incorporation	3.1	8-K	May 13, 2021	000-20859

4.5	Certificate of Amendment of the Restated Certificate of Incorporation	3.1	8-K	June 2, 2023	000-20859

4.6	Amended and Restated Bylaws	3.1	8-K	December 15, 2023	000-20859

4.7	Form of Common Stock Certificate	4.1	10-K	March 15, 2013	000-20859

5.1	Opinion of Cooley LLP*	—	—	—	—

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm*	—	—	—	—

23.2	Consent of Cooley LLP (included in Exhibit 5.1)*	—	—	—	—

24.1	Power of Attorney (included on the signature page to this Registration Statement)*	—	—	—	—

99.1	Geron Corporation 2018 Equity Incentive Plan, as amended	10.1	8-K	May 27, 2026	000-20859

107	Filing Fee Table*	—	—	—	—

_____________________

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on August 5, 2026.

GERON CORPORATION

By:	/s/ Michelle Robertson
Michelle Robertson
Executive Vice President, Finance, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Harout Semerjian, Michelle Robertson and Timothy Williams, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Harout Semerjian HAROUT SEMERJIAN	President and Chief Executive Officer and Director (Principal Executive Officer)	August 5, 2026

/s/ Michelle Robertson MICHELLE ROBERTSON	Executive Vice President, Finance, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	August 5, 2026

/s/ Patricia S. Andrews PATRICIA S. ANDREWS	Director	August 5, 2026

/s/ Dawn C. Bir DAWN C. BIR	Director	August 5, 2026

/s/ Constantine Chinoporos CONSTANTINE CHINOPOROS	Director	August 5, 2026

/s/ John F. McDonald JOHN F. MCDONALD	Director	August 5, 2026

/s/ Susan M. Molineaux SUSAN M. MOLINEAUX	Director	August 5, 2026

/s/ Elizabeth G. O’Farrell ELIZABETH G. O’FARRELL	Director	August 5, 2026

/s/ Robert J. Spiegel ROBERT J. SPIEGEL	Director	August 5, 2026